Exhibit 99.1

Zymeworks to Present at Upcoming Investor Conferences

Vancouver, British Columbia (November 08, 2021) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will participate in three upcoming investor conferences.

•	Stifel 2021 Virtual Healthcare Conference, November 16th – 17th. Zymeworks is participating in a fireside chat on November 17th at 1:20 p.m. ET.

•	Jefferies London Healthcare Conference, November 18th – 19th. Zymeworks’ pre-recorded presentation will be available on the Zymeworks’ website listed below on November 18th.

•	Evercore ISI 4th Annual HEALTHCONx Virtual Conference, November 30th – December 1st. Zymeworks is participating in a fireside chat on November 30th at 3:05 p.m. ET.

The Stifel and Evercore fireside chats will be webcast live and available for replay on Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody which is currently enrolling in two pivotal clinical trials, one for HER2-positive gastroesophageal adenocarcinoma (HERIZON-GEA-01) and one for refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01) for which it has been granted Breakthrough Therapy designation by the FDA. Zanidatamab is also being evaluated in several Phase 2 clinical trials for HER2-expressing gastroesophageal, colorectal, and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeting antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com